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                                                                   EXHIBIT 10.32


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXCITE@HOME
                          TICKETS.COM LETTER OF INTENT

THIS EXCITE@HOME/Tickets.com Letter of Intent is made as of August 4, 1999 ("Effective Date") between Excite, Inc., a wholly owned subsidiary of At Home Corporation, a Delaware corporation with principal offices at 425 Broadway, Redwood City, CA 94063 ("Excite@Home"); and Tickets.com, Inc. a Delaware company with principal offices at 4675 McArthur Court, Suite 1400, Newport Beach, CA 92660 ("Tickets.com ").

                                    RECITALS

A. The parties are conducting negotiations relating to distribution, advertising sales and other services on the Excite service. The parties will continue to use good faith efforts to promptly negotiate and execute a definitive agreement relating to those matters (the "Definitive Agreement") on or prior to September 1, 1999.

B. Although the parties are not yet ready to enter into the Definitive Agreement, the parties would like to set forth in this Letter of Intent to agree on certain issues that will be addressed in the Definitive Agreement. It is expressly understood that this Letter of Intent constitutes a binding obligation of the parties. Until the parties execute the Definitive Agreement, this Letter of Intent shall constitute a valid and binding agreement of the parties hereto.

1.       CO-BRANDED TICKETING APPLICATION

         a) Tickets.com will create a co-branded ticketing application ("Co-Branded Ticketing Application") for the Excite Site and other sites that Excite@Home has the right to program ("Excite Network").

         b) Co-Branded Ticketing Application will include content and functionality that allows users to search for events by city, venue, date, artist, team, and keywords as well as in classifieds (Excite Classifieds) and in auctions (Tickets.com Auctions), and to buy tickets to certain events ("Application Content").

         c) Previews to the Co-Branded Ticketing Application will be featured in programmed search results and appropriate "Excite Channels" including, but not limited to, Sports, Local, Music, Movies, Entertainment and Travel. "Excite Channels" are channels on Excite that display Excite navigation, Excite directory and community products.

         d) Tickets.com will design and create web pages containing the Application Content ("Application Pages"). The Application Pages will be in accordance with guidelines that Excite@Home will provide Tickets.com which include, but are not limited to, page performance standards, header and other design/user interface standards.

         e) The Application Pages will carry both Excite branding and Tickets.com branding, displayed in substantially equivalent location, size and prominence. Excite's branding will be displayed as consistent with the rest of the Excite Network.

         f) The "look and feel" of the Application Pages will be consistent with the "look and feel" of the Excite Network. Excite@Home will have final approval over the "look and feel" of the Application Pages.

         g) Tickets.com will host the Co-Branded Ticketing Application but it will be served from an "excite.com" domain name (or such other domain Excite@Home may determine) so that Excite@Home can get the reach and page view credit. Excite@Home will work with Tickets.com and Media Metrix to get reach credit for the Co-Branded Ticketing Application on behalf of Tickets.com.

         h) Tickets.com will continue to maintain its own web site at www.tickets.com ("Tickets.com Site").



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2.       CONTENT PROVIDED TO EXCITE FOR INTEGRATION

         a) Tickets.com will provide content for display on the Excite Network and on other sites Excite that has right to program.

         b) Tickets.com will provide the content such as a full listing of events and venues (listings should include events for which both Tickets.com and other ticketing providers can provide ticket buying functionality) (the "Content"). Excite will create and host the Web pages ("Content Pages") incorporating the Content. Content Pages are pages that display the Content or any portion thereof and with respect to which at least a majority of the content (excluding advertisements) on such pages is composed of the Content. Content Pages specifically exclude search results pages.

         c) Excite@Home will integrate the Content into Excite@Home's "Searchable Product Application", a database-driven commerce application which will allow users to search or browse for commerce-related information. Tickets.com will point to the Searchable Product Application, as applicable, in the Co-Branded Ticketing Application.

         d) Tickets.com and Excite will determine mutually agreeable automated methods for the transmission and incorporation of updates to the Content.

         e) Tickets.com will have sole responsibility for providing, at its expense, the Content to Excite.

3.       ONLINE AND DEVICE DISTRIBUTION AND OFF-WEB PROMOTION

         a) Excite@Home will create a persistent link to a ticket buying tool on the My Excite Start Page. Excite@Home will also create a personalizable module for the My Excite Start Page for ticket buying functionality.

         b) Excite@Home will feature the ticket buying tool above the fold on the My Excite Start Page for 60 days after launch of the Co-Branded Ticketing Application ("Launch Period").

         c) After the Launch Period, Excite@Home will feature the ticketing buying tool above the fold on the My Excite Start Page provided it is in the top 50% of the top performing links as compared to other comparable links on the My Excite Start Page based on the following metrics: click throughs on the ticket buying tool and RPMs for the Co-Branded Ticketing Application. In the event that the ticket buying tool falls below the top 50% of the top performing links on the My Excite Start Page in any one month, a mandatory reevaluation of the programming of this tool will be initiated. In the event that the ticket buying tool is below the top 50% of the top performing links on the My Excite Start Page for two consecutive months or two months in any one quarter, then Excite@Home may move that link to another location on the My Excite Start Page. Above the fold placement of the ticket buying tool will be reevaluated if the ticket buying tool link outperforms a comparable link above the fold for 30 consecutive days or the Co-Branded Ticketing Application goes through a substantial relaunch. In those events, the ticket buying tool will be placed above the fold for a one month trial and the metrics stated above will apply.

         d) Excite@Home will promote ticket buying functionality in channels and applications that include, but are not limited to, Sports, Local, Music, Movies, Entertainment and Travel. Excite@Home will build an "Application Preview" for an events application with integrated ticketing functionality in the Entertainment Channel. "Application Preview" is defined as featured text dedicated to previewing content and functionality.

         e) Excite@Home will integrate content feeds of events listings and other venue information throughout the Excite Network including programmed search results, directory and applications.


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         f)       Excite@Home will distribute ticket buying functionality and content throughout the @Home broadband service, subject only to contractual obligations and MSO restrictions. Excite@Home will also allow for broadband content distribution such as video and audio clips promoting tickets sales. In the event that Excite@Home gains full programming control of the @Home broadband service, Excite@Home will provide Tickets.com similar promotion and distribution as on the Excite Network.

         g) Excite@Home will commit to the following minimum number of Impressions. Impression means each placement of content, links, or promotion including, but not limited to front page placement, programmed search results, keyword banners, channels, applications and other forms of distribution.

                 TABLE I

                                               YEAR 1      YEAR 2      YEAR 3
                                               ------      ------      ------
                 Minimum Impression Guarantee  [***]       [***]       [***]

         h) If, on the last day of the twenty ninth month of the term of the Letter of Intent, Excite@Home has not provided at least [***] Impressions, the term will be extended for the lesser of
                  (i) six months; or (ii) the number of days necessary for Excite to deliver the number of impressions listed in TABLE I.

         i) Subject to existing contractual obligations, Tickets.com will receive all banner inventory for the key word "tickets" on search results pages that will point to the Co-Branded Ticketing Application for the term of the Letter of Intent.

         j) As Excite@Home distributes content in wireless devices and web-enabled appliances. Excite@Home will commit, where feasible and appropriate, to distribute Tickets.com content such as venue and event listings and also promote 1-800-tickets in order to drive additional ticket buying.

         k) Tickets.com will provide Excite@Home branding and promotion in venues and in other off-web media, to be decided on a case-by-case basis. Excite@Home will receive Most Favored Nations status on commitments and pricing for online and off-web promotions and marketing.

4.       ADDITIONAL PROMOTION AND DISTRIBUTION

         In addition to the promotion and distribution provided above, Excite@Home will provide to Tickets.com promotion and distribution valued as shown below according to pricing which is no less favorable than the average price for the product offered to Excite@Home's top 20 advertisers.

                                               YEAR 1      YEAR 2      YEAR 3
                                               ------      ------      ------
         Additional Promotion and
           Distribution Value                  [***]       [***]       [***]

         Excite@Home will provide the additional promotion and distribution in the form of (i) available targeted banner advertising inventory in Entertainment, Sports, Travel and Local and/or additional links and placements for the Co-Branded Ticketing Application; (ii) available key word banner advertising related to event ticketing for the Co-Branded Ticketing Application, exact key words to be identified in the Definitive Agreement; (iii) additional MatchLogic services; (iv) co-branding Excite's clubs product (gated communities); (v) participation in future products as appropriate and available. The parties will meet prior to the beginning of each year to determine the combination of additional promotion and distribution.


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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5.       COMMUNTIES/DATA OWNERSHIP/USAGE REPORTS

         a) The Co-Branded Ticketing Application will point to Excite@Home community products which include message boards, chat, clubs, home pages, instant messaging, calendar, address book, email, photos and any other community products developed by Excite@Home during the term of this Letter of Intent ("Community Products"). The Co-Branded Ticketing Application will not feature or display links to non-Excite@Home community products without the written permission of Excite@Home. Tickets.com and Excite will work together, to the extent feasible, to integrate Community Products into the Co-Branded Ticketing Application.

         b) Excite@Home and Tickets.com will work together to fully integrate the Co-Branded Ticketing Application with Excite@Home's Universal Registration System. Tickets.com will integrate according to Excite@Home's technical and operational specifications. Each party will incur their own costs related to the integration. Tickets.com agree to abide by Excite's privacy policies as amended from time to time.

         c) Excite@Home and Tickets.com will explore opportunities to synchronize the registration processes of both sites so that users can have a seamless experience regardless of where they registered.

         d) Tickets.com may collect user information on the Co-Branded Ticketing Application. ("User Data"). The storage of User Data will comply with Excite@Home's security and privacy guidelines.

         e) The User Data collected through the Co-Branded Ticketing Application shall be jointly owned by Excite@Home and Tickets.com.

         f) Tickets.com agrees not to use User Data to directly or indirectly solicit or contact any Excite@Home users either individually or in the aggregate, during or for a period of ten (10) months following the expiration or termination of the Letter of Intent. To the extent that Tickets.com must share User Data with individual venues, Excite@Home will honor the contractual agreements and privacy policies between the venues and Tickets.com.

         g) Tickets.com and Excite@Home agree to not sell, disclose, transfer or rent user data to any 3rd party without the express permission of the user.

         h) Tickets.com and Excite@Home will provide usage reports to each other on a monthly basis by email.

6.       PREMIER STATUS

         a) During the term of this Letter of Intent, Tickets.com will be the premier provider of ticketing functionality on the Excite Network ("Premier Status"). Premier ticketing functionality is defined as the most highly promoted provider of integrated ticketing functionality.

         b) In the event that Excite@Home decides that it needs to add features, tools and/or content (excluding tickets inventory) ("Additional Functionality") to the Excite Network that Tickets.com does not have, Tickets.com will have ten (10) days to respond to Excite@Home's written notice of its desire to provide the Additional Functionality and on or before the later of (i) thirty (30) days; or (ii) the date on which Additional Functionality can reasonably be available to Excite from a third party, as determined by a proposal by a third party. If Tickets.com is not able to provide Additional Functionality, Excite@Home may enter into an agreement with another third party provider to attain the Additional Functionality and incorporate it into the Excite Network. In the event that Excite@Home uses a third party provider for Additional Functionality, Tickets.com Premier Status as described in 6 (a) above will not be impacted.

         c) Excite@Home will receive Most Favored Nations status for content, functionality, and revenue sharing on transactions and ticket sales, in comparison to any other material deals with specifically-identified competing portals (list to be provided). Tickets.com will allocate the engineering resources necessary to make Excite@Home the highest priority of any of Tickets.com's distribution partners.



                                       4


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7.       CONTENT AND FUNCTIONALITY PROVIDED TO TICKETS.COM SITE

         a) Tickets.com may link to Excite@Home content such as local content for any available local markets in the US, maps, driving directions, movies application and local events application ("Excite@Home Content").

         b) Tickets.com may link to Excite@Home tools such as calendar, clubs, message boards, chat, instant messaging, jango and classifieds ("Excite@Home Tools").

         c) Excite will co-brand the Excite@Home Content and Tools, if technically possible and contractually permitted, in accordance to the branding of the Tickets.com Site provided Tickets.com reimburses Excite for the co-branding development.

8.       QUALITY/CUSTOMER SUPPORT

         a) Tickets.com will answer and/or fix significant bug reports on the Co-Branded Ticketing Application within three business days of notification.

         b) Tickets.com Site and Co-Branded Ticketing Application will be accessible from the web twenty four hours a day, seven days a week.

         c) Tickets.com will copy Excite@Home on all correspondence with Co-Branded Ticketing Application users. Excite@Home will copy Tickets.com on all correspondence related to the Co-Branded Ticketing Application from its users.

         d) Tickets.com will not send direct mailings to Excite@Home users without prior consent of Excite@Home. Excite@Home will not send direct mailings to users of the Tickets.com Site, provided that those users are not also Excite@Home users, without prior consent of Tickets.com.

9.       TERM

         Three year term. The parties agree to meet and negotiate in good faith the terms and conditions of renewal no later than 90 days prior to the expiration of the Definitive Agreement.

10.      ADVERTISING REVENUES FOR TICKETS.COM

CO-BRANDED TICKET APPLICATION

         a) Excite@Home will be responsible for selling advertising on the Co-Branded Ticketing Application. Excite@Home will also be responsible for ad serving on the Co-Branded Ticketing Application.

         b) Excite@Home will pay Tickets.com on a quarterly basis the greater of (i) advertising guarantee payments outlined in TABLE II (ratably per quarter) or (ii) [***] percent ([***]%) of the "Net Advertising Revenue" that accrues to Excite@Home during the term of this Letter of Intent from banner advertising on the Co-Branded Ticketing Application and Content Pages. "Net Advertising Revenue" means the gross revenue from banner advertising on the Co-Branded Ticketing Application and Content Pages that accrues to Excite@Home during the applicable payment period minus sales commissions of [***] percent ([***]%) and ad serving expenses of [***] percent ([***]%).

                 TABLE II

                                               YEAR 1      YEAR 2      YEAR 3
                                               ------      ------      ------
                 Content Revenue Guarantee     [***]       [***]       [***]


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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TICKETS.COM SITE

         c) Excite@Home will be responsible for selling advertising on the Tickets.com Site. Excite@Home will also be responsible for ad serving on the Tickets.com Site.

         d) Subject to traffic guarantees described below, Excite@Home will guarantee minimum advertising revenues to Tickets.com as shown in TABLE III. Tickets.com will pay to Excite@Home a percentage of the revenues as follows: sales commissions of [***] percent ([***]%) of gross sales and ad serving expenses of [***] percent ([***]%). Revenues, less commission and ad serving costs earned in excess of the minimum guarantees will accrue to Tickets.com. It is the intent of the parties that Tickets.com be able to recognize gross sales revenue. The parties agree to provide for a sales coordination, reporting and documentation process in the Definitive Agreement that will accomplish the recognition intent. Incremental costs to Excite@Home incurred as a result of processes designed to shift revenue recognition will be reimbursed by Tickets.com in a manner or amount that will be provided in the Definitive Agreement.

                 TABLE III

                                                     YEAR 1*   YEAR 2   YEAR 3**
                                                     -------   ------   --------
                 Excite Minimum Revenue Guarantee
                 (150% of management projections)    [***]     [***]     [***]

                 Management Revenue Projections      [***]     [***]     [***]

                 Implied Guaranteed RPM***           [***]     [***]     [***]

                 Projected Annual Page Views         [***]     [***]     [***]

                 Unique Visitors (Monthly Average)   [***]     [***]     [***]

                 ---------------
                 All assumptions based on management projections.
                 *   Year 1 is defined as year ended 9/30/2000
                 ** Year 3 is defined as Q4 2001 management projections annualized.
                 *** RPM means Revenue Per Thousand Pages which includes
                     revenues from advertising and sponsorship opportunities.

[Revenue, traffic and unique visitor guarantees will be provided on a quarterly basis in the Definitive Agreement]

         e) In the event that page views are different from that projected in TABLE III, the following metrics will be applied to the revenue guarantees:

                  i) If actual page views exceed 100% of the projected page views, Excite@Home will guarantee Tickets.com the minimum revenue guarantees shown in TABLE III.

                  ii) If actual page views are between 80% and 100% of the projected page views, Excite@Home will pro-rate the minimum revenue guarantees using the RPMs shown in TABLE III on the actual page views.

                  iii) If actual page views are between 60% and 80% of the projected page views, Excite@Home will calculate the minimum revenue guarantees using an $[***] RPM and the actual page views.

                  iv) If actual page views are less than 60% of projected page views, Excite@Home will not provide minimum revenue guarantees but will make good faith efforts to sell the Tickets.com Site effectively.

                  v) If unique visitors are below 85% of projected unique visitors in any one quarter, the minimum revenue guarantees will be subject to adjustments to be mutually agreed upon.


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


                                       6

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         f)       In order to achieve the RPMs guaranteed above, Tickets.com will ensure that Tickets.com Site will have flexibility in programming for advertising and will have at least the same number of advertising opportunities as on the channel and application pages on the Excite Network (currently one banner ad and three sponsorship boxes).

         g) In the event that Tickets.com decides to build its own sales force, Tickets.com may sell Tickets.com Site advertising inventory. Excite@Home will manage sales coordination issues and commensurately reduce its revenue guarantees on a pro-rata basis. If Tickets.com elects to sell more than 40% of the advertising inventory on Tickets.com Site, Excite@Home will cooperate in the selling efforts but will not be subject to minimum revenue guarantees shown in TABLE III.

         h) On 30 days notice to Excite@Home, Tickets.com may take over the selling of the Tickets.com Site provided that Tickets.com will fulfill Excite@Home existing contractual obligations on the Tickets.com Site. Tickets.com will recognize the revenues and Excite@Home will recognize the expenses from the existing contractual obligations. In that event, Excite@Home will no longer sell additional advertising inventory on the Tickets.com Site and there will be no further revenue guarantees or ad serving from Excite@Home.

         i) Tickets.com will receive Most Favored Nations status for sales commissions and ad serving costs, in comparison to any other material deal that has a combination of revenue guarantees for content and applications and revenue guarantees for the selling of a third party site based on guaranteed RPMs. In the event that Tickets.com chooses to sell the Tickets.com Site, then Tickets.com will receive Most Favored Nations status for sales commissions and ad serving costs, in comparison to any other material deal that has annual revenue guarantees for content and applications of $750,000 and above.

11.      REVENUES FOR EXCITE@HOME

         a) Tickets.com will pay Excite@Home on a quarterly basis [***] percent ([***]%) of the "Net Revenues" that accrues to Tickets.com from Excite@Home users during the term of this Letter of Intent from ecommerce opportunities, including but not limited to, merchandise, travel, events packages and auctions. "Net Revenues" means ecommerce related transaction revenue (excluding ticket sales), less costs directly allocated to the goods sold, that accrues to Tickets.com from the Co-Branded Ticketing Application during the term of the applicable payment period. Tickets.com sourced and initiated ecommerce transactions will be distributed throughout the Excite Network in relevant channels and applications, subject to contractual obligations. For instance, merchandise will be promoted in the Searchable Product Application which will reside in the Shopping Channel and sports events packages will be promoted in the Sports Channel.

         b) Tickets.com will pay Excite@Home on a quarterly basis a commission of $[***] per ticket. The commission to Excite@Home is intended to represent [***] percent ([***]%) of the gross margin on tickets sold over the Internet. In the event that the gross margin on tickets sold over the Internet improves, Excite will, on an annual basis adjust the dollar commission based on the increased gross margin, so that Excite's commission is equal to [***]% of Ticket.com's gross margin.

         c) In addition to the payments above Tickets.com will pay to Excite@Home or Matchlogic, as provided in the Definitive Agreement [***] dollars ($[***]) as shown in TABLE IV, such payment will be made in equal quarterly installments due and payable on the last day of each quarter, with the first payment due on October 29, 1999; provided, however, the full payment of $[***] will be accelerated and become due and payable in full immediately upon the closing of an investment or other financing in the amount of $[***] by Excite@Home in Tickets.com. , for a variety of MatchLogic services which may include email delivery to users and email response tracking and reporting to sponsors, advertisers, registered user database management and maintenance, lead generation, custom sweepstakes, modeling and user profiling. MatchLogic services will be further detailed in the Definitive Agreement.


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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         d)       In addition to the payments above Tickets.com will pay
                  Excite@Home [***] dollars ($[***]) as shown in TABLE IV for distribution on the Excite Network as described in Section 3. Payment will be made in equal quarterly installments due and payable on the last day of each quarter, with the first payment due on October 29, 1999; provided, however, the full payment of $[***] will be accelerated and become due and payable in full immediately upon the closing of an investment or other financing in the amount of $[***] by Excite@Home in Tickets.com..

                 TABLE IV

                                        YEAR 1         YEAR 2          YEAR 3
                                        ------         ------          ------

                 MatchLogic Services    [***]          [***]           [***]
                 Distribution*          [***]          [***]           [***]
                                        -----          -----           -----
                 TOTAL                  [***]          [***]           [***]
                                        =====          =====           =====

                 -----------
                 * Based on the Minimum Impression Guarantee show in TABLE 1 which includes Front Page, Programmed Search Results, Keyword Banners, Channels, Applications and Other Forms of Distribution.

12.      TERMINATION


         a) Either party may terminate if the other party materially breaches the Letter of Intent and the breach remains uncured for a period of ninety (90) days.

         b) Upon a Change of Control Transaction with respect to Tickets.com, where the acquiring party in such transaction is a "Competitor" as defined below, then Tickets.com agrees as follows: (i) the Tickets.com branding on the Co-Branded Ticketing Application will remain unchanged and no additional or different branding, other than Excite@Home branding, will be displayed; (ii) content and functionality of the Tickets.com and Co-Branded Ticket Application will remain at least at the level that it exists at the time of the Change of Control Transaction; and (iii) Tickets.com will make available to Excite@Home all content and functionality available on the Tickets.Com Site (or subsequent site). Failure to meet the criteria stated above at any time after a Change of Control Transaction is a material breach of this Letter of Intent.

         c) For the purposes hereof, (i) a "Competitor" shall mean an entity which (a) acts as a provider of a broad offering of internet delivery, content, search, directory and user services to a broad consumer market and (b) is competitive with Excite@Home's principal business; (ii) "Change of Control Transaction" shall mean with respect to a particular corporation (a) any merger, share exchange or other acquisition (or series of related transactions of such nature) as a result of which the holders of voting securities of the corporation immediately prior thereto do not continue to own beneficially voting securities representing 50% or more of the total voting securities of the corporation (or any successor entity or parent corporation) immediately thereafter or (b) a sale or transfer of all or substantially all of a corporation's assets.

         d) Upon termination of this Letter of Intent by Tickets.com based on material breach by Excite@Home, or by Excite@Home upon a Change of Control Transaction under Section 12(b) above, Excite@Home shall pay to Tickets.com within thirty (30) days of the day on which display of Content ceases an amount equal to the prorated portion of the Distribution Fee based on the number of months remaining in the Term, plus the portion of the MatchLogic fees for which services have not been delivered.

         e) Excite@Home may terminate selling advertising, revenue guarantees and ad serving on Tickets.com Site if Tickets.com page view fall below 60% of management projections in any one quarter as shown in TABLE III.


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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         f)       Tickets.com may terminate this Letter of Intent if the Excite
                  Network is not one of the top portals in terms of tools and functionality, based on commercially reasonable standards.

         g) Excite@Home may terminate this Letter of Intent if Tickets.com is not one of the top providers in terms of online ticketing functionality and tools (excluding ticket inventory), based on commercially reasonable standards.

13.      GOVERNANCE

         Excite@Home will have equal board representation on the Tickets.com Board of Directors as any other Internet portal or Excite competitor (list to be provided). This right of representation is unrelated to and independent of any ownership interest Excite@Home may have in Tickets.com.

14.      WARRANTY AND INDEMNITY

         a) Tickets.com will defend, indemnify and hold harmless Excite@Home from claims arising from the content or transactions, or claims that its Content or transactions related thereto infringe or violate any federal, state or local law, third party copyright, patent, trade secret, trademark, right of publicity or right of privacy or contains any defamatory content.

         b) Excite@Home will defend, indemnify and hold harmless Tickets.com from claims arising from content on the Excite Network other than the content or transactions provided by, or on behalf of Tickets.com including claims that the content infringes or violates any federal, state or local law, third party copyright, patent, trade secret, trademark, right of publicity or right of privacy or contains any defamatory content.

15.      LIMITATION OF LIABILITY

         Except for liability for indemnity, neither party will have liability for any damages other than direct damages. Each party's liability will be limited to the amounts actually paid by Tickets.com.

16.      GENERAL

         a) With each payment, each party will provide the other documentation reasonably detailing the calculation of the payment. Each party will maintain accurate records with respect to the calculation of all payments due under this Letter of Intent. No more than once per year, either party may cause an independent Certified Public Accountant to inspect the records of the other reasonably related to the calculation of such payments. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by the party initiating the audit, unless the Certified Public Accountant discovers an underpayment of greater than 10%, in which case the other party will pay such fees.

         b) This Letter of Intent is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Letter of Intent may only be modified, or any rights under it waived, by a written document executed by both parties.



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         c)       In the event of disputes between the parties arising from or concerning in any manner the subject matter of this Letter of Intent the parties will first attempt to resolve the dispute(s) through good faith negotiation or mediation. In the event that the dispute(s) cannot be resolved through good faith negotiation or mediation, the parties will refer the dispute(s) to a mutually acceptable arbitrator for hearing in the county in which Excite has its principal place of business under the then current rules of the American Arbitration Association.


         TICKETS.COM, INC.                      EXCITE, INC.

         By:                                    By:
               ---------------------------            -------------------------

         Name:                                  Name:
               ---------------------------            -------------------------

         Title:                                 Title:
               ---------------------------            -------------------------

         Date:                                  Date:
               ---------------------------            -------------------------


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